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                                                                    EXHIBIT 99.3

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained in this document concerning VerticalNet's vision, strategy or business model or that otherwise are not statements of historical fact may be deemed forward-looking statements. These statements are not meant to predict future events or circumstances and may not be realized. Factors that may cause or contribute to a difference between the expected or desired results and actual results include, but are not limited to, the factors set forth in VerticalNet's Annual Report on Form 10-K for the period ended December 31, 2000, which has been filed with the SEC. VerticalNet is making these statements as of April 26, 2001 and assumes no obligation to publicly update or revise any of the forward-looking statements in this document.

Dear Members of the Analyst Community,

As you know, 2001 has brought with it great change to VerticalNet, and to our entire sector. And if the events of the recent months have taught us anything, it's that no one is immune to the effects of a weakened economy. Perhaps the one constant in all of this is that market conditions still don't dictate our daily business operations -- our ultimate responsibility lies in delivering quality products and services to our customers, providing a stable and fulfilling work environment for our employees, and ultimately, creating sustainable value for our shareholders.

That's why, as times have changed, we, too, have adapted to better serve the changing needs of our customers. Since becoming CEO in January I have thought long and hard about how to improve the way the business is run, and about some of the tough choices we need to make to compete more effectively and drive sustainable future growth. The result is that today, in conjunction with the release of our first quarter earnings, we made a series of announcements offering greater clarity into our strategic vision, why it's the right course for us to pursue, how we've reshaped our organization to compete more effectively, and some of the key leadership appointments we've made to help ensure that we get there as quickly as possible.

Now I know that change is never easy. In fact, it's usually uncomfortable, and hard. But as you read over the following recap of the press releases attached, I'd ask you to keep in mind that I made these choices because I sincerely believe that they are the right ones for this company, our customers, and our shareholders. And whatever these changes may bring, you can rest assured that today will mark a defining moment in VerticalNet's history, and one which I believe will position the Company for growth for a long time to come.

Quarterly Earnings

Today we announced our first quarter earnings, beating projections and fulfilling the expectations of Wall Street and other stakeholders. Despite the softened economy and the related downturn in IT spending across the board, we have confidently reiterated our enthusiastic outlook on our long-term revenue visibility and overall success. We plan to continue to grow our market position by leveraging our historical infrastructure and core technology assets.

Roadmap Overview

Over the last five years, we have developed a set of powerful technologies that have laid the foundation for this strategic roadmap. It is our intent to become the leader in the creation of private marketplaces that connect large buyers to networks of enabled suppliers allowing the management of the extended enterprise.

This vision leverages our current assets - core collaborative commerce infrastructure technology and a large supplier base - to deliver our aggregated supplier base as a network to be linked to large enterprise buyers through one integrated platform. By aggregating and creating a network of
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suppliers, VerticalNet will offer a more efficient method for connecting large numbers of suppliers directly to sources of demand while providing a cost-effective way for buyers to access suppliers at all tiers in the supply chain. This solution addresses one of the looming and unaddressed pain points in accelerating adoption of Internet commerce - specifically the problem of cost effectively linking a broad supplier base to an enterprise buyer.

Unlike other B2B e-commerce software providers who primarily focus the buyers' needs, with little regard for providing added value to supplier communities, we have proven expertise in providing value to commerce-enabled suppliers. Our solutions provide content management software, infrastructure, and growth opportunities that will substantially increase the value suppliers gain by participating in enabled supplier networks. By enhancing our existing product offerings with a broader set of commerce-oriented software applications for suppliers, we are building our strength and solidifying our position as a leading provider of Internet commerce enablement tools for suppliers of all sizes around the world.

Restructuring

As a result of my continued scrutiny into the business, and in light of the more clearly defined direction in which we're headed, it soon became clear that becoming a world-class e-enablement company would require all of our best efforts to be focused on achieving one common goal. It's an approach best reached by integrating our Markets and Solutions divisions into one uncompromising, indomitable, cohesive entity - VerticalNet.

Uniting VerticalNet Markets and VerticalNet Solutions into one entity streamlines our organization, simplifies our model, and allows us to fully capitalize on the supplier enablement market opportunity as well as the creation of enterprise software with advanced content and supplier relationship management capabilities, thereby moving us more quickly towards our profitability goals. To help drive this vision, as announced yesterday, I've hired former SAP America President Chris Larsen as EVP, Global Field Operations. Chris will be responsible for all functions of the Company that involve the customer including sales, services, and alliances. Chris's experience in the strategy development and deployment of mySAP.com's rollout is pivotal to help in the widespread marketplace adoption of VerticalNet's software solutions.

We've also made some key changes in our current executive lineup: Pat Hume, former President of Vertical Markets, is now Chief Marketing Officer; David Kostman, President of VerticalNet International will retain that title and become Chief Operating Officer; and Venkat Raju, former SVP for Product Development for VerticalNet Solutions, is now Senior VP of Engineering and Product Development. I look forward to working closely with these talented folks, along with the rest of my management team, in delivering on our vision for growth in the months and years ahead.

Microsoft Agreement

Last year, when we originally penned our partnership agreement with Microsoft, the primary landscape of our vision was dependent upon public marketplaces. What a difference a year makes. While our public marketplaces are still a viable component of our business model, we see vast more upside potential in leveraging our core technology assets in pursuit of the high growth potential in the largely untapped supplier enablement market. Consequently, our existing agreement with Microsoft has been replaced by one which capitalizes on our vision to build marketplace solutions and transitions us away from our previous subsidized storefront strategy.

The revenue recognized from this new agreement will give us valuable resources with which to create a richer set of public and private marketplace enablement products and secure the adoption of these products within a targeted supplier base. Microsoft remains a valued partner and we are confident that this new agreement will give our marketplace initiatives heightened visibility.
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Today, we made strategic decisions and tough choices to ensure the long-term growth and profitability of our Company. Going forward, our actions will be driven by an aggressive focus on the development of products that offer the greatest relevance to our customers, a resolute elimination of activities that do not directly add value for our customers, and a continued commitment to achieving profitability and driving value for our shareholders.

On behalf of the VerticalNet executive team, I am making a personal pledge to keep you, the analyst community, apprised of our developments. We look forward to meeting with you in the future to discuss our growth and progress as we capitalize on the supplier enablement market.

Sincerely,

Michael J. Hagan
Co-Founder, President and Chief Executive Officer
VerticalNet, Inc.